EXECUTION VERSION

SECOND AMENDMENT TO MANAGEMENT AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”) to the Management Agreement dated as of October 22, 2012 (the “Management Agreement”), by and among Morgan Stanley Spectrum Currency L.P., a Delaware limited partnership (the “Partnership”), Ceres Managed Futures LLC, a Delaware limited liability company (“CMF”) and The Cambridge Strategy (Asset Management) Limited, a limited liability company incorporated in England and Wales (“Cambridge” or the “Advisor”), as previously amended on October 23, 2012, is made and entered into by the undersigned parties on October 1, 2013 (the “Effective Date”).

WHEREAS, all provisions contained in the Management Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below;

WHEREAS, terms used and not otherwise defined herein have the meaning ascribed to such term in the Management Agreement;

WHEREAS, the undersigned parties desire to amend certain provisions of the Management Agreement; and

WHEREAS, pursuant to Section 11 of the Management Agreement, the undersigned parties may amend the Management Agreement by written consent;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto agree as follows:

1.	The fourth sentence of Section 1(a) of the Management Agreement is hereby deleted and replaced with the following:

“CMF has determined that the Partnership’s assets allocated to the Advisor shall be allocated 50% to the Advisor’s Asian Markets Alpha Programme, and 50% to the Advisor’s Emerging Markets Alpha Programme, or as may be otherwise mutually agreed by the parties in writing in the future.”

2.	Appendix A to the Management Agreement is hereby deleted and replaced with the following:

“Appendix A

Asian Markets Alpha Programme

The Asian Markets Alpha Programme aims to profit from short and medium term moves in the Asian market currency pairs. To achieve this, the strategy employs a systematic approach, designed to perform across diverse market environments. The process combines three decision making tools: a Systematic Technical Strategy, a Systematic Fundamental Strategy and a Market Information Strategy.

During periods of higher volatility, the Systematic Technical Strategy uses a series of proprietary trading algorithms operating over multiple timeframes. The algorithms combine trend continuation and trend reversal signals. During periods of lower volatility, the Systematic Fundamental Strategy reflects a predetermined set of positions designed to reflect “market” views on the relative attractiveness of currencies versus the U.S. dollar thereby realizing the inherent benefits of the carry trade. The Market Information Strategy leverages the experience and global network of our portfolio managers to understand and exploit the behavior of other market participants and to participate in hedging and investment flows.

The Advisor believes that long run success is achieved through successful mitigation of downside returns (with risk controlled at the portfolio, strategy and individual trade levels). While a daily value-at-risk (“VAR”) limit is enforced at both the aggregate portfolio and sub-strategy level, a further layer of risk mitigation is incorporated within each strategy. For the Systematic Technical and Market Information Strategies “left side” tail risk is monitored using a proprietary methodology grounded in Extreme Value Theory. Within the Systematic Fundamental Strategy, the aggregate net U.S. dollar exposure is maintained at zero.

Emerging Markets Alpha Programme

The Emerging Markets Alpha Programme aims to profit from short and medium term moves in the developing markets’ currency pairs. To achieve this, the strategy employs a largely systematic approach, designed to perform across diverse market environments. The process combines three decision making tools: a Systematic Technical Strategy, a Systematic Fundamental Strategy and a Market Information Strategy.

During periods of higher volatility, the Systematic Technical Strategy uses a series of proprietary trading algorithms operating over multiple timeframes. The algorithms combine trend continuation and trend reversal signals. During periods of lower volatility, the Systematic Fundamental Strategy reflects a predetermined set of positions designed to reflect “market” views on the relative attractiveness of currencies versus the U.S. dollar thereby realizing the inherent benefits of the carry trade. The Market Information Strategy leverages the experience and global network of our portfolio managers to understand and exploit the behavior of other market participants and to participate in hedging and investment flows.

The Advisor believes that long run success is achieved through successful mitigation of downside returns (with risk controlled at the portfolio, strategy and individual trade levels). While a daily value-at-risk (“VAR”) limit is enforced at both the aggregate portfolio and sub-strategy level, a further layer of risk mitigation is incorporated within each strategy. For the Systematic Technical and Market Information Strategies “left side” tail risk is monitored using a proprietary methodology grounded in Extreme Value Theory. Within the Systematic Fundamental Strategy, the aggregate net U.S. dollar exposure is maintained at zero.”

3.	Effective Date. This Amendment shall take effect as of the Effective Date.

4.
Counterparts and Facsimile Execution. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same agreement.  Facsimile counterpart signature pages to this Amendment shall be acceptable and binding.

[Signatures to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to the Management Agreement to be duly executed and delivered as of the Effective Date.

MORGAN STANLEY SPECTRUM CURRENCY L.P. By: Ceres Managed Futures LLC, its general partner By: /s/ Alper Daglioglu_____________ Name: Alper Daglioglu Title: President
CERES MANAGED FUTURES LLC By: /s/ Alper Daglioglu_____________ Name: Alper Daglioglu Title: President
THE CAMBRIDGE STRATEGY (ASSET MANAGEMENT) LIMITED

By:    /s/ David Russell Thompson______
Name:  David Russell Thompson
Title:  Chief Investment Officer

Signature Page to Second Amendment to Management Agreement